Exhibit 107

Calculation of Filing Fee Tables
Form S-8
(Form Type)
Semrush Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1) (3)	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, $0.00001 par value per share	457(c) and (h)	3,500,000	$7.93	$27,755,000	$0.0001102	$3,058.60
Total Offering Amounts					$27,755,000		$3,058.60
Total Fee Offsets							—
Net Fee Due							$3,058.60

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional shares of the Registrant’s Class A Common Stock, $0.00001 par value per share (“Class A Common Stock”), that may from time to time be offered or issued under the Registrant’s 2021 Stock Option and Incentive Plan to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions that increase the number of outstanding shares of Class A Common Stock. Pursuant to Rule 416(c) under the Securities Act, this registration statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the Registrant’s 2021 Stock Option and Incentive Plan.
(2)	The proposed maximum offering price per unit of $7.93 is estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and is based upon the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the New York Stock Exchange on March 13, 2023.
(3)	Represents 3,500,000 additional shares of Class A Common Stock available for issuance under the Registrant’s 2021 Stock Option and Incentive Plan, as a result of an automatic annual increase provision therein, effective as of January 1, 2023. Shares available for issuance under the 2021 Stock Option and Incentive Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on March 25, 2021, File No. 333-254724.